                                                                   Exhibit 10.46


                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT is made on January 8, 2001 between General Credit Corporation, a New York corporation (the "Corporation"), DDI Acquisition Corp., a Nevada corporation and wholly owned subsidiary corporation of the Corporation ("Merger Sub") and Diamond Dealing.com, Inc., a Nevada corporation ("DDI").

                                   WITNESSETH

         WHEREAS, the Corporation, Merger Sub and DDI are parties to that certain Agreement and Plan of Reorganization and Merger dated July 18, 2000 (the "Merger Agreement");

         WHEREAS, the Corporation, DDI and certain other persons are parties to that certain Non-Competition and Non-Solicitation Agreement dated July 18, 2000 (the "Noncompete Agreement"); and

         WHEREAS, the Corporation, Merger Sub and DDI have agreed to terminate the Merger Agreement in accordance with the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual promises set forth herein the parties agree as follows:

         1. TERMINATION.

         The Merger Agreement and DDI's relationship with the Corporation and Merger Sub is hereby terminated effective as of the date hereof. As of the date hereof, the Merger Agreement and all related agreements are void and there is no liability thereunder on the part of the Corporation, Merger Sub, DDI or their respective officers, directors, affiliates or agents. Notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party to the Noncompete Agreement from any of its obligations thereunder and the parties to such Noncompete Agreement shall remain bound by the terms thereof.

         2. RELEASE OF CLAIMS.

                  (a) DDI hereby remises, releases, acquits, satisfies and forever discharges each of the Corporation and Merger Sub and their respective officers, directors, stockholders, employees, agents, subsidiaries, assigns, insurers, and affiliates of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which DDI ever had, now has, or which DDI or any successor or assign of DDI, hereafter can, shall or may have, against the Corporation or Merger Sub or their respective officers, directors, stockholders, employees, agents, subsidiaries, assigns, insurers, and affiliates, for, upon or by reason of any matter, cause or thing whatsoever, arising out of or in any way related to the Merger Agreement, including the transactions contemplated thereunder, and the termination thereof.

                  (b) Each of the Corporation and Merger Sub hereby remise, release, acquit, satisfy and forever discharge DDI and its officers, directors, stockholders, employees, agents, subsidiaries, assigns, insurers, and affiliates of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Corporation or Merger Sub ever had, now has, or which the Corporation, any successor or assign of the Corporation or Merger Sub, hereafter can, shall or may have, against DDI, or its officers, directors, stockholders, employees, agents, subsidiaries, assigns, insurers, and affiliates for, upon or by reason of any matter, cause or thing whatsoever, arising out of or in any way related to the Merger Agreement, including the transactions contemplated thereunder, and the termination thereof.

         3. GENERAL PROVISIONS.

                  (a) Severability. If any term, provision or portion of any provision of this Agreement is held unenforceable for any reason, it shall be deemed severed from this Agreement, and the remainder of this Agreement shall continue to be in force in its entirety.

                  (b) Assignment. This agreement shall inure to the benefit of each of the parties and its representatives, successors and assigns and shall be binding on each party, its representatives, successors and assigns.

                  (c) This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  (d) Entire Agreement. The parties hereby acknowledge that this Agreement is the entire agreement between the parties and except as expressly set forth herein, supersedes any prior agreement, written or oral, express or implied between the parties. This Agreement may only be modified in writing, signed by both parties.

                  (e) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to its choice of law provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    GENERAL CREDIT CORPORATION



                                    By: /s/ Irwin Zellermaier
                                        ----------------------------------------
                                    Name: Irwin Zellermaier
                                    Title: Chief Executive Officer



                                    DDI ACQUISITION CORP.



                                    By: /s/ Irwin Zellermaier
                                        ----------------------------------------
                                    Name: Irwin Zellermaier
                                    Title: Chief Executive Officer



                                    DIAMOND DEALING.COM, INC.



                                    By: /s/ Avi Ephrathi
                                        ----------------------------------------
                                    Name: Avi Ephrathi
                                    Title: Chief Executive Officer and President





                                       3